Exhibit 99.1

TELETECH ANNOUNCES THIRD QUARTER 2015 FINANCIAL RESULTS

Third Quarter 2015 Results

Revenue was $309.2 Million ($329.6 Million Non-GAAP Constant Currency);

Operating Income was $15.6 Million, 5.1 Percent of Revenue

(7.1 Percent Non-GAAP Constant Currency);

Fully Diluted EPS was 23 Cents (29 Cents Non-GAAP)

Signed $133 Million in New Business

Denver, Colo., November 9, 2015 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of customer experience, engagement and growth solutions, today announced financial results for the third quarter ended September 30, 2015. The Company also filed its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission for the quarter ended September 30, 2015.

“We had a productive third quarter and continue to make measurable strides with our market penetration and growth strategy. Year-to-date, constant currency revenue, operating income, and EBITDA have increased significantly,” commented Ken Tuchman, chairman and chief executive officer of TeleTech. “Customer expectations are moving at warp speed as new technologies and disruptive business models raise the bar on customer experience excellence. With our managed services platform that combines consulting, technology, analytics and execution, we are excited to be sitting in the center of this revolution. We continue to gain traction as a strategic transformation partner for clients navigating this rapidly changing business environment.”

THIRD QUARTER 2015 FINANCIAL HIGHLIGHTS

Revenue

•      Third quarter 2015 GAAP revenue increased 1.1 percent to $309.2 million compared to $305.9 million in the year ago quarter.

•      Constant currency revenue increased 7.8 percent to $329.6 million over the year ago period.

Income from Operations

•      Third quarter 2015 GAAP income from operations was $15.6 million or 5.1 percent of revenue compared to $21.3 million or 7.0 percent of revenue in the third quarter 2014.

•      Non-GAAP income from operations, adjusted for $0.6 million in restructuring charges and $3.1 million in impairment charges, was $19.3 million or 6.2 percent of revenue. The margin was 7.1 percent on a constant currency basis versus 7.2 percent of revenue in the year ago quarter.

•      The $3.1 million impairment charge relates to a non-recurring reduction in goodwill related to the Company’s digital marketing agency acquisition.

Investor Contact	Media Contact
Paul Miller	Elizabeth Grice
303.397.8641	303.397.8507

Earnings Per Share

•      Third quarter 2015 GAAP fully diluted earnings per share attributable to TeleTech shareholders was 23 cents compared to 27 cents in the same period last year.

•      Non-GAAP fully diluted earnings per share was 29 cents compared to 31 cents in the prior year.

Bookings

•      During the third quarter 2015, TeleTech signed an estimated $133 million in annualized contract value revenue from new and expanded client relationships. The bookings mix was diversified across all verticals with 90 percent from existing clients, 48 percent from emerging businesses, and 10 percent from clients based outside of the United States.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, SHARE REPURCHASES, DIVIDENDS, AND INVESTMENTS

•      As of September 30, 2015, TeleTech had cash and cash equivalents of $86.2 million and $122.9 million of total debt, resulting in a net debt position of $36.7 million.

•      As of September 30, 2015, TeleTech had approximately $385 million of additional borrowing capacity available under its revolving credit facility.

•      Cash flow from operations in the third quarter 2015 was $30.7 million compared to $30.3 million in the third quarter 2014.

•      Capital expenditures in the third quarter 2015 were $19.7 million compared to $17.8 million in the third quarter 2014.

•      TeleTech repurchased 161.6 thousand shares of common stock during the third quarter 2015 for a total cost of $4.3 million. As of September 30, 2015, $20.2 million was authorized for future share repurchases.

SEGMENT REPORTING & COMMENTARY

TeleTech reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).  Financial highlights for the segments are provided below.

Customer Management Services (CMS) — Customer Experience Delivery Solutions

•      In the third quarter 2015, the CMS segment revenue was $212.7 million, down 6.2 percent compared to $226.8 million in the year ago quarter. Income from operations was $8.9 million or 4.2 percent compared to $18.6 million or 8.2 percent in the prior year.

•      Non-GAAP constant currency revenue increased 1.3 percent over the year ago period and income from operations, adjusted for $0.5 million in restructuring charges, was $12.7 million or 5.5 percent of adjusted revenue. This compares to $19.0 million or 8.4 percent of revenue the prior year.

Customer Growth Services (CGS) — Digitally-Enabled Revenue Growth Solutions

•      CGS third quarter 2015 revenue grew 17.7 percent to $33.9 million compared to $28.8 million in the year ago quarter. Income from operations was a negative $0.3 million compared to $1.8 million or 6.3 percent of revenue in the prior year.

•      Non-GAAP constant currency revenue increased 24.2 percent over the year ago period and income from operations, adjusted for $3.1 million in impairment charges, was $3.5 million or 9.7 percent. This compares to $1.8 million or 6.3 percent of revenue the prior year.

Customer Technology Services (CTS) — Hosted and Managed Technology Solutions

•      CTS third quarter 2015 revenue grew 19.7 percent to $42.1 million compared to $35.2 million in the year ago quarter.  Income from operations was $3.8 million or 9.0 percent compared to a loss of $0.3 million in the prior year.

•      Non-GAAP constant currency revenue increased 20.3 percent over the year ago period and income from operations, adjusted for thirteen thousand in restructuring charges, was $3.8 million or 8.9 percent compared to a loss of fifty-one thousand in the prior year.

Customer Strategy Services (CSS) — Customer Experience Strategy and Data Analytics Solutions

•      CSS third quarter 2015 revenue increased 35.6 percent to $20.5 million from $15.1 million in the year ago quarter. Income from operations was $3.2 million or 15.5 percent, an increase from 7.8 percent in the prior year.

•      Non-GAAP constant currency revenue increased 43.8 percent over the year ago period and income from operations, adjusted for ninety thousand dollars in restructuring charges, was $3.5 million or 15.9 percent of revenue. This compares to $1.2 million or 7.8 percent of revenue the prior year.

BUSINESS OUTLOOK

“We are executing on many fronts and realizing tangible results from our strategy and investments,” commented Regina Paolillo, chief financial and administrative officer of TeleTech. “Excluding the significant impact of foreign exchange, our revenue and operating income growth are exceeding expectations. Additionally, we are pleased with the accelerated revenue growth and margin expansion in our emerging CGS, CTS and CSS businesses.  Regarding guidance, we estimate full-year revenue volumes in line with our original guidance and a foreign exchange impact higher than originally estimated given the continued strengthening of the U.S. Dollar through the second half of 2015.”

TeleTech Full Year 2015 guidance as follows:

Revenue — We continue to estimate business volumes in line with our original guidance. Given the continued strengthening of the U.S Dollar through the second half of the year, we now estimate a 5.5 percent foreign exchange impact versus our original guidance of 4 percent. As a result, we estimate full year revenue on a GAAP basis between $1.295 and $1.305 billion. Adjusted for constant currency, we estimate revenue between $1.370 and $1.380 billion, a year-over-year increase of 10 - 11 percent.

Operating Margin — Operating margin estimated at 8.25 percent (before asset impairment, restructuring and acquisition-related charges), but including an incremental $10 million investment in sales and research and development.

Capital Expenditures — Reduced to $65 - $70 million from $70 - $80 million.

SEC FILINGS

The company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.

CONFERENCE CALL

A conference call and webcast with management will be held on November 10th, 2015 at 8:30 a.m. Eastern Time. You are invited to join a live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay will be available on the TeleTech website.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following Non-GAAP financial measures: Free Cash Flow, Non-GAAP Revenue, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. Additionally our discussion of revenue and income from operations contain references to constant currency amounts. Constant currency measures are calculated by translating the current year reported amounts using the prior year foreign exchange rates for each underlying currency. TeleTech believes that providing these Non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. These financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of these Non-GAAP financial measures is available in the financial tables attached to this press release. We also encourage all investors to read TeleTech’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

ABOUT TELETECH

TeleTech (NASDAQ: TTEC) is a leading global provider of customer experience, engagement and growth solutions. Founded in 1982, the Company helps its clients acquire, retain and grow profitable customer relationships. Using customer-centric strategy, technology, processes and operations, TeleTech partners with business leadership across marketing, sales and customer care to design and deliver a simple, more human customer experience across every interaction channel. Servicing over 80 countries, TeleTech’s 41,000 employees live by a set of customer-focused values that guide relationships with clients, their customers, and each other. To learn more about how TeleTech is bringing humanity to the customer experience, visit TeleTech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, continuation of client relationships, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. We use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from what is expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined but are not limited to factors discussed in the sections entitled “Risk Factors” included in TeleTech’s filings with the US Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent quarterly financial reports on Form 10-Q. TeleTech’s filings with the SEC are available in the “Investors” section of TeleTech’s website, www.teletech.com and at the SEC’s public website at www.sec.gov.  Our forward looking statements speak only as of the date of the press release and we undertake no obligation to update them, except as may be required by applicable laws.

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

 (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014

Revenue	$309,195	$305,900	$944,939	$903,611

Operating Expenses:
Cost of services	225,978	220,244	682,579	646,346
Selling, general and administrative	48,418	49,847	146,031	148,016
Depreciation and amortization	15,486	13,893	46,529	41,152
Restructuring charges, net	622	593	1,629	1,750
Impairment losses	3,066	—	3,066	—
Total operating expenses	293,570	284,577	879,834	837,264

Income From Operations	15,625	21,323	65,105	66,347

Other income (expense)	(1,995)	(856)	(3,701)	1,846

Income Before Income Taxes	13,630	20,467	61,404	68,193

Provision for income taxes	(1,192)	(5,778)	(13,438)	(14,071)

Net Income	12,438	14,689	47,966	54,122

Net income attributable to noncontrolling interest	(1,243)	(1,442)	(3,303)	(3,795)

Net Income Attributable to TeleTech Stockholders	$11,195	$13,247	$44,663	$50,327

Net Income Per Share Attributable to TeleTech Stockholders

Basic	$0.23	$0.27	$0.92	$1.02

Diluted	$0.23	$0.27	$0.91	$1.00

Income From Operations Margin	5.1%	7.0%	6.9%	7.3%
Net Income Attributable to TeleTech Stockholders Margin	3.6%	4.3%	4.7%	5.6%
Effective Tax Rate	8.7%	28.2%	21.9%	20.6%

Weighted Average Shares Outstanding
Basic	48,345	49,093	48,346	49,493
Diluted	48,936	49,940	49,052	50,338

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014

Revenue:
Customer Management Services	$212,690	$226,814	$675,015	$673,421
Customer Growth Services	33,853	28,765	90,379	86,545
Customer Technology Services	42,134	35,194	115,935	103,707
Customer Strategy Services	20,518	15,127	63,610	39,938
Total	$309,195	$305,900	$944,939	$903,611

Income From Operations:
Customer Management Services	$8,930	$18,625	$43,956	$55,941
Customer Growth Services	(257)	1,800	1,891	5,401
Customer Technology Services	3,774	(286)	9,033	1,641
Customer Strategy Services	3,178	1,184	10,225	3,364
Total	$15,625	$21,323	$65,105	$66,347

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$86,170	$77,316
Accounts receivable, net	258,231	276,432
Other current assets	105,988	91,735
Total current assets	450,389	445,483

Property and equipment, net	165,795	150,212
Other assets	242,031	256,780

Total assets	$858,215	$852,475

LIABILITIES AND EQUITY
Total current liabilities	$224,041	$198,631
Other long-term liabilities	208,385	187,780
Mandatorily redeemable noncontrolling interest	3,920	2,814
Total equity	421,869	463,250

Total liabilities and equity	$858,215	$852,475

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Reconciliation of Revenue:

Revenue	$309,195	$305,900	$944,939	$903,611
Changes due to foreign currency fluctuations (1)	20,414		48,577
Non-GAAP Revenue	$329,609	$305,900	$993,516	$903,611

Reconciliation of EBIT & EBITDA:

Net Income Attributable to TeleTech stockholders	$11,195	$13,247	$44,663	$50,327
Interest income	(196)	(542)	(877)	(1,545)
Interest expense	2,337	1,646	5,711	5,197
Provision for income taxes	1,192	5,778	13,438	14,071
EBIT	$14,528	$20,129	$62,935	$68,050

Depreciation and amortization	15,486	13,893	46,529	41,152

EBITDA	$30,014	$34,022	$109,464	$109,202

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$12,438	$14,689	$47,966	$54,122
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,486	13,893	46,529	41,152
Other	2,727	1,695	21,669	(33,367)
Net cash provided by operating activities	30,651	30,277	116,164	61,907

Less - Total Capital Expenditures	19,679	17,751	49,184	52,234

Free Cash Flow	$10,972	$12,526	$66,980	$9,673

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$15,625	$21,323	$65,105	$66,347
Restructuring charges, net	622	593	1,629	1,750
Impairment losses	3,066	—	3,066	—

Non-GAAP Income from Operations	$19,313	$21,916	$69,800	$68,097

Non-GAAP Income from Operations Margin	6.2%	7.2%	7.4%	7.5%

Reconciliation of Non-GAAP EPS:

Net Income Attributable to TeleTech stockholders	$11,195	$13,247	$44,663	$50,327
Add: Asset impairment and restructuring charges, net of related taxes	2,161	367	2,801	1,111
Add: Changes in acquisition contingent consideration, net of related taxes	557	561	102	(1,855)
Add: Changes in valuation allowance and returns to provision adjustments	172	1,379	1,758	(398)

Non-GAAP Net Income Attributable to TeleTech stockholders	$14,085	$15,554	$49,324	$49,185

Diluted shares outstanding	48,936	49,940	49,052	50,338

Non-GAAP EPS Attributable to TeleTech stockholders	$0.29	$0.31	$1.01	$0.98

Reconciliation of Non-GAAP EBITDA:

Net Income Attributable to TeleTech stockholders	$11,195	$13,247	$44,663	$50,327
Interest income	(196)	(542)	(877)	(1,545)
Interest expense	2,337	1,646	5,711	5,197
Provision for income taxes	1,192	5,778	13,438	14,071
Depreciation and amortization	15,486	13,893	46,529	41,152
Asset impairment and restructuring charges	3,688	593	4,695	1,750
Changes in acquisition contingent consideration	784	51	281	(3,910)
Equity-based compensation expenses	3,291	3,150	8,569	9,031

Non-GAAP EBITDA	$37,777	$37,816	$123,009	$116,073

Note 1 -  Foreign currency fluctuations are calculated on a constant currency basis by translating the current year reported amounts using the prior year foreign exchange rates for each underlying currency.

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

THIRD QUARTER

(three months end, September 30, 2015)

Revenue

		GAAP Revenue	Foreign Exchange Impact	Constant Currency Revenue
CMS		$212,690	$17,074	$229,764
	YoY Growth Rate:	-6.2%		1.3%

CGS		$33,853	$1,879	$35,732
	YoY Growth Rate:	17.7%		24.2%

CTS		$42,134	$220	$42,354
	YoY Growth Rate:	19.7%		20.3%

CSS		$20,518	$1,241	$21,759
	YoY Growth Rate:	35.6%		43.8%

Emerging Businesses		$96,505	$3,340	$99,845
	YoY Growth Rate:	22.0%		26.2%

Company (Consolidated)		$309,195	$20,414	$329,609
	YoY Growth Rate:	1.1%		7.8%

Operating Income

		Non-GAAP Operating Income	Foreign Exchange Impact	Constant Currency Operating Income
CMS		$9,446	$3,249	$12,695
	Operating Margin:	4.4%		5.5%

CGS		$2,809	$661	$3,470
	Operating Margin:	8.3%		9.7%

CTS		$3,788	$(23)	$3,765
	Operating Margin:	9.0%		8.9%

CSS		$3,270	$190	$3,460
	Operating Margin:	15.9%		15.9%

Emerging Businesses		$9,867	$828	$10,695
	Operating Margin:	10.2%		10.7%

Company (Consolidated)		$19,313	$4,077	$23,390
	Operating Margin:	6.2%		7.1%

Segments Defined:	CMS (Customer Management Services), CGS (Customer Growth Services), CTS (Customer Technology Services), CSS (Customer Strategy Services) Emerging Businesses: CGS, CTS, and CSS

Methodology:	Foreign exchange fluctuations are calculated on a constant currency basis by translating the current year reported amounts using the prior year foreign exchange rate for each underlying currency

Non-GAAP Operating Income:	Adjusted for restructuring and impairment costs

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

YEAR-TO-DATE

(nine- months end, September 30, 2015)

Revenue

		GAAP Revenue	Foreign Exchange Impact	Constant Currency Revenue
CMS		$675,015	$41,030	$716,045
	YoY Growth Rate:	0.2%		6.3%
CGS		$90,379	$4,030	$94,409
	YoY Growth Rate:	4.4%		9.1%
CTS		$115,935	$455	$116,390
	YoY Growth Rate:	11.8%		12.2%
CSS		$63,610	$3,062	$66,672
	YoY Growth Rate:	59.3%		66.9%
Emerging Businesses		$269,924	$7,547	$277,471
	YoY Growth Rate:	17.3%		20.5%
Company (Consolidated)		$944,939	$48,577	$993,516
	YoY Growth Rate:	4.6%		9.9%

Operating Income

		Non-GAAP Operating Income	Foreign Exchange Impact	Constant Currency Operating Income
CMS		$45,307	$12,278	$57,585
	Operating Margin:	6.7%		8.0%
CGS		$4,957	$1,376	$6,333
	Operating Margin:	5.5%		6.7%
CTS		$9,047	$(223)	$8,824
	Operating Margin:	7.8%		7.6%
CSS		$10,489	$393	$10,882
	Operating Margin:	16.5%		16.3%
Emerging Businesses		$24,493	$1,546	$26,039
	Operating Margin:	9.1%		9.4%
Company (Consolidated)		$69,800	$13,824	$83,624
	Operating Margin:	7.4%		8.4%

Segments Defined:	CMS (Customer Management Services), CGS (Customer Growth Services),
CTS (Customer Technology Services), CSS (Customer Strategy Services)
Emerging Businesses: CGS, CTS, and CSS

Methodology:	Foreign exchange fluctuations are calculated on a constant currency basis by translating the current year reported amounts using the prior year foreign exchange rate for each underlying currency

Non-GAAP Operating Income:	Adjusted for restructuring and impairment costs